Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in the capacities set forth below.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated as of February 21, 2020

TRT Holdings, Inc.

By:	/s/ T. Blake Rowling
	Name:	T. Blake Rowling
	Title:	President

Cresta Investments, LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Secretary

Cresta Greenwood, LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Secretary

/s/ Robert B. Rowling
Robert B. Rowling

TTBR Investments LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Vice President

TRBRJR Investments LLC

By:	/s/ Paul A. Jorge
	Name:	Paul A. Jorge
	Title:	Vice President

ATTACHMENT 1

All of the directors and executive officers (collectively referred to in this Attachment 1 as the “TRT Covered Persons”) of TRT Holdings, Inc. (“TRT Holdings”) are citizens of the United States. The names, business address, and principal occupation of the TRT Covered Persons, and the name, principal business and address of any corporation or other organization in which such employment is conducted, are set forth below. Except for Robert B. Rowling (as set forth in the attached Amendment No. 16 to the Schedule 13D) and James D. Caldwell, none of the other TRT Covered Persons beneficially own any shares of common stock of Northern Oil and Gas, Inc. Mr. Caldwell purchased 15,500 shares of Common Stock of Northern Oil and Gas, Inc., representing less than 1.0% of the class outstanding, on the New York Stock Exchange at an average price per share of $1.64, including commissions, utilizing his personal funds. Except the transaction disclosed in prior sentence, none of the TRT Covered Persons has entered into any transactions with respect to the shares of common stock of Northern Oil and Gas, Inc. during the past 60 days. To the best knowledge of TRT Holdings, during the last five years, none of the TRT Covered Persons (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. TRT Holdings’ principal business is serving as a holding company that invests in the equity securities of businesses in diversified industries.

DIRECTORS

Name	Business Address	Principal Occupation

Robert B. Rowling	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Michael G. Smith	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

James D. Caldwell	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

T. Blake Rowling	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

EXECUTIVE OFFICERS

Name	Business Address	Principal Occupation

Robert B. Rowling	TRT Holdings, Inc.	Chairman and
	4001 Maple Ave., Suite 600	Chief Executive Officer
Dallas, Texas 75219

T. Blake Rowling	TRT Holdings, Inc.	President
4001 Maple Ave., Suite 600
Dallas, Texas 75219

James D. Caldwell	TRT Holdings, Inc.	Executive Vice President
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Michael G. Smith	TRT Holdings, Inc.	Senior Vice President
	4001 Maple Ave., Suite 600	Real Estate & Development
Dallas, Texas 75219

Paul A. Jorge	TRT Holdings, Inc.	Senior Vice President,
	4001 Maple Ave., Suite 600	Secretary and General Counsel
Dallas, Texas 75219

ATTACHMENT 2

The manager and executive officer (collectively referred to in this Attachment 2 as the “Cresta Investments Covered Persons”) of Cresta Investments, LLC (“Cresta Investments”) are citizens of the United States. The business address and principal occupation of the Cresta Investments Covered Persons, and the name, principal business and address of any corporation or other organization in which such employment is conducted, is set forth in Attachment 1 to the attached Amendment No. 16 to the Schedule 13D. Except for Robert B. Rowling (as set forth in the attached Amendment No. 16 to the Schedule 13D), none of the other Cresta Investments Covered Persons beneficially own any shares of common stock of Northern Oil and Gas, Inc. None of the Cresta Investments Covered Persons has entered into any transactions with respect to the shares of common stock of Northern Oil and Gas, Inc. during the past 60 days. To the best knowledge of Cresta Investments, during the last five years, none of the Cresta Investments Covered Persons (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. The principal business of Cresta Investments, a Delaware limited liability company, is investing in equity securities and its business address is 4001 Maple Ave., Suite 600, Dallas, Texas 75219.

MANAGER

Name	Position at Cresta Investments, LLC

Robert B. Rowling	Manager

EXECUTIVE OFFICER

Name	Position at Cresta Investments, LLC

Paul A. Jorge	Secretary

ATTACHMENT 3

The names of the manager and executive officers (collectively referred to in this Attachment 3 as the “Cresta Greenwood Covered Persons”) of Cresta Greenwood, LLC (“Cresta Greenwood”) and their position at Cresta Greenwood are set forth below.  The executive officers of Cresta Greenwood are citizens of the United States. The principal occupation of the executive officers of Cresta Greenwood, and the name, principal business and address of any corporation or other organization in which such employment is conducted, is set forth in Attachment 1 to the attached Amendment No. 16 to the Schedule 13D. Except for Cresta Investments, LLC (as set forth in the attached Amendment No. 16 to the Schedule 13D) and James D. Caldwell, none of the other Cresta Greenwood Covered Persons beneficially own any shares of common stock of Northern Oil and Gas, Inc. Mr. Caldwell purchased 15,500 shares of Common Stock of Northern Oil and Gas, Inc., representing less than 1.0% of the class outstanding, on the New York Stock Exchange at an average price per share of $1.64, including commissions, utilizing his personal funds. Except the transaction disclosed in prior sentence, none of the Cresta Greenwood Covered Persons has entered into any transactions with respect to the shares of common stock of Northern Oil and Gas, Inc. during the past 60 days.  To the best knowledge of Cresta Greenwood, during the last five years, none of the executive officers of Cresta Greenwood (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. The principal business of Cresta Greenwood, a Delaware limited liability company, is investing in equity securities and its business address is 4001 Maple Ave., Suite 600, Dallas, Texas 75219.

MANAGER

Name	Position at Cresta Greenwood, LLC

Cresta Investments, LLC	Manager

EXECUTIVE OFFICERS

Name	Position at Cresta Greenwood, LLC

James D. Caldwell	President

Michael G. Smith	Vice President, Treasurer

Paul A. Jorge	Vice President, Secretary

ATTACHMENT 4

TTBR Investments LLC (“TTBR”) is a member-managed Delaware limited liability company. Robert B. Rowling is the trustee of the trust that is the sole member of TTBR (such sole member and the executive officers of TTBR collectively referred to in this Attachment 4 as the “TTBR Covered Persons”). The names of the executive officers of TTBR and their positions with TTBR are set forth below. The executive officers of TTBR are citizens of the United States. The business address and principal occupation of the executive officers of TTBR, and the name, principal business and address of any corporation or other organization in which such employment is conducted, is set forth in Attachment 1 to the attached Amendment No. 16 to the Schedule 13D. None of the TTBR Covered Persons beneficially own any shares of Common Stock of Northern Oil and Gas, Inc. None of the TTBR Covered Persons has entered into any transactions with respect to the shares of Common Stock of Northern Oil and Gas, Inc. during the past 60 days. See Item 5 of the attached Amendment No. 16 to the Schedule 13D for the transactions with respect to the shares of Common Stock of Northern Oil and Gas, Inc. effected by entities controlled by Mr. Rowling during the past 60 days.

EXECUTIVE OFFICERS

Name	Position at TTBR Investments LLC

T. Blake Rowling	President

Paul A. Jorge	Vice President, Treasurer and Secretary

ATTACHMENT 5

TRBRJR Investments LLC (“TRBRJR”) is a member-managed Delaware limited liability company. Robert B. Rowling is the trustee of the trust that is the sole member of TRBRJR (such sole member and the executive officers of TRBRJR collectively referred to in this Attachment 5 as the “TRBRJR Covered Persons”). The names of the executive officers of TRBRJR and their positions with TRBRJR are set forth below. The executive officers of TRBRJR are citizens of the United States. The business address and principal occupation of the executive officers of TRBRJR, and the name, principal business and address of any corporation or other organization in which such employment is conducted, is set forth in Attachment 1 to the attached Amendment No. 16 to the Schedule 13D. None of the TRBRJR Covered Persons beneficially own any shares of Common Stock of Northern Oil and Gas, Inc. None of the TRBRJR Covered Persons has entered into any transactions with respect to the shares of Common Stock of Northern Oil and Gas, Inc. during the past 60 days. See Item 5 of the attached Amendment No. 16 to the Schedule 13D for the transactions with respect to the shares of Common Stock of Northern Oil and Gas, Inc. effected by entities controlled by Mr. Rowling during the past 60 days.

EXECUTIVE OFFICERS

Name	Position at TRBRJR Investments LLC

T. Blake Rowling	President

Paul A. Jorge	Vice President, Treasurer and Secretary